UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 28, 2010
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OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
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1661 Worthington Road
Suite 100
West Palm Beach, Florida 33409
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Effective October 28, 2010, Ronald M. Faris was named Chief Executive Officer of Ocwen Financial Corporation (“Ocwen”). Mr. Faris, 47, will retain his position as President of Ocwen, which he has held since March 2001, and will continue to serve as a Director of Ocwen, a position he attained in May 2003. Mr. Faris served as Executive Vice President of Ocwen from May 1998 to March 2001 and as Vice President and Chief Accounting Officer of Ocwen from June 1995 to May 1997. From March 1991 to July 1994, he served as Controller for a subsidiary of Ocwen. From 1986 to 1991, Mr. Faris was a Vice President with Kidder, Peabody & Co., Inc. and from 1984 to 1986 worked in the General Audit Department of PricewaterhouseCoopers LLP. He holds a Bachelor of Science in Accounting from The Pennsylvania State University.

On October 28, 2010, William C. Erbey, Chairman and Chief Executive Officer of Ocwen, resigned his position as Chief Executive Officer of Ocwen effective on the same date. Mr. Erbey will remain as executive Chairman of the Board of Directors of Ocwen and resigned his position as Chief Executive Officer as part of a succession plan Mr. Erbey has been considering and discussing with other Directors. As executive Chairman, Mr. Erbey will continue to focus on strategy, key personnel development and corporate finance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCWEN FINANCIAL CORPORATION

By:	/s/ William C. Erbey
William C. Erbey Chairman of the Board of Directors (On behalf of the Registrant and as its Chairman)

Date:  November 1, 2010